KEMENTERIAN PERDAGANGAN DALAM NEGERI DAN HAL EHWAL PENGGUNA

MINISTRY OF DOMESTIC TRADE AND CONSUMER AFFAIRS

Akta Jualan Langsung dan Skim Anti-Piramid 1993
Direct Sales and Anti-Pyramid Scheme Act 1993
(Peraturan 4)
(Regulation 4)

LESEN JUALAN LANGSUNG
DIRECT SALES LICENCE
(BERBILANG TINGKAT)

No. Siri AJL: 008771
AJL Serial No.:

No. Lesen: AJL 932295
Licence No.:

Lesen adalah dengan ini diberi kepada:
Licence is hereby granted to:

Nama Perniagaan / *Business Name* : SINAR SEHAT SDN. BHD.

Alamat / *Address* : NO.35, JALAN APOLLO U5/192, BANDAR PINGGIRAN SUBANG, 40150 SHAH ALAM, SELNAGOR.

untuk menjalankan perniagaan jualan langsung dari 22 NOVEMBER 2019 hingga 21 NOVEMBER 2021
to carry on a direct sales business from ... *to* ...

Tertakluk kepada peruntukan Akta Jualan Langsung dan Skim Anti-Piramid 1993 dan peraturan-peraturan yang dibuat dibawahnya, dan syarat-syarat yang dilampirkan bersama:
Subject to the provisions of the Direct Sales and Anti-Pyramid Scheme Act 1993 and the regulations made thereunder, and the conditions attached herewith:

Amaun: RM / *Amount: RM* 1,000.00

No. Resit: / *Receipt No.:* 201934206011R310456

Bertarikh: / *Date:* 22 NOVEMBER 2019

DATUK MUEZ BIN ABD AZIZ
PENGAWAL JUALAN LANGSUNG
(CONTROLLER OF DIRECT SALES)